UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 19, 2009

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road Tyngsboro, Massachusetts 01879 (Address of Principal Executive Offices) (Zip Code)

(978) 694-9121 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 19, 2009, Beacon Power Corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Agreement’) whereby the Company has agreed to issue on February 20, 2009, and Seaside 88, LP ("Seaside") has agreed to purchase 2,656,184 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a price per share of $0.37648 having an aggregate value of $1,000,000.  The price per share is equal to the daily volume weighted average trading prices for the five consecutive days immediately preceding the closing date, multiplied by 80%.

Further, according to the terms of the Agreement, Beacon is required to issue and Seaside to buy $1 million shares of Beacon Common Stock once each month at a monthly closing on the 20th day of each month thereafter (or if that day is not a business day, then on the next business day) for a period of five months at a purchase price equal to 80% of Beacon Common Stock’s volume weighted average trading prices during the five-day period immediately preceding each monthly issuance, but in no event below $0.20 per share.  The Agreement also gives the Company two options, exercisable in its sole discretion, each to extend the Agreement for an additional six-month period during which the Company would issue, and Seaside will buy, Beacon Common Stock on the same terms as during the initial period.  On February 20, 2009, the Company will pay Seaside $100,000 for the first of these options (although it has not exercised such option, and such payment does not constitute such an exercise).  If the Company exercises the second of these options, it will pay Seaside $50,000.  The Company may, at its sole discretion, suspend the monthly closings for a period of up to six months by making a $100,000 payment to Seaside.  On February 20, 2009, the Company paid Seaside $18,000 in non-accountable expenses, and at each subsequent closing under the Agreement the Company will pay Seaside $9,000 in non-accountable expenses.

A copy of the the Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

On February 20, 2009, the Company issued a press release announcing the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The issuance of any shares of common stock to Seaside pursuant to the Agreement, and the resale thereof by Seaside, will be registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) by the Company’s Registration Statement on Form S-3 (File No. 333-152140) (the “Registration Statement”).   Seaside may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Company has agreed to indemnify and hold harmless Seaside against certain liabilities in connection with the sale of the Company’s common stock under the Agreement.  Seaside has agreed not to engage in short sales of the Company’s Common Stock during the term of the agreement.

Seaside has a right of first offer with respect to certain future offerings by the Company.

The Company will not issue shares to Seaside under this Agreement that constitute more than 19.9% of the total number of outstanding shares at the date of the Agreement without shareholder approval.

Item 3.03  Material Modification to Rights of Security Holders

On February 18, 2009, the Company entered into Amendment No. 4 to its Rights Agreement.  This amendment removed the exemption that allowed Quercus Trust and persons related to it to beneficially own up to 30% of the Company’s common stock without being Acquiring Persons.  It also exempted Seaside from the beneficial ownership provision of the Rights Agreement that would have otherwise treated Seaside as beneficially owning all the shares of Common Stock issuable (but not yet issued) pursuant to that certain Common Stock Purchase Agreement dated as of February 19, 2009 between it and the Company on the date the agreement was entered into.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No.4 to Rights Agreement

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

10.1	Common Stock Purchase Agreement, dated February 19, 2009, by and between Beacon Power Corporation and Seaside 88, LP.

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibit 5.1)

99.1	Press Release dated February 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: February 20, 2009	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Amendment No.4 to Rights Agreement

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

10.1	Common Stock Purchase Agreement, dated February 19, 2009, by and between Beacon Power Corporation and Seaside 88, LP.

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibit 5.1)

99.1	Press Release dated February 20, 2009